APPENDIX A SUPPLEMENTAL INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES The following sections (“Directors and Nominees” and “Executive Officers”) list the name and business address of our directors and nominees, and the name, present principal occupation and business address of each of our executive officers who, under SEC rules, are considered to be participants in our solicitation of proxies from our shareholders in connection with the Annual Meeting (collectively, the “Participants”). Directors and Nominees The principal occupations of the Company’s directors and nominees are included in the biographies under the section above titled “Proposal No. 1 (Election of Directors).” The names of each director and nominee are listed below, and the business addresses for all the directors and nominees is our principal office located at Acacia Research Corporation, 520 Newport Center Drive, 12th Floor Newport Beach, California 92660. The names of each director and nominee are listed below. Name William S. Anderson Fred A. de Boom G. Louis Graziadio, III Frank E. Walsh, III James F. Sanders Joseph E. Davis Paul Falzone Executive Officers Our executive officers who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is our principal office located at Acacia Research Corporation, 520 Newport Center Drive, 12th Floor Newport Beach, California 92660. Name Title Robert B. Stewart, Jr. President Clayton J. Haynes Chief Financial Officer, Senior Vice President of Finance and Treasurer Edward J. Treska Senior Vice President, General Counsel and Secretary Information Regarding Ownership of Company Securities by Participants The number of shares of our Common Stock beneficially owned as of March 23, 2018, by our directors and those executive officers who are Participants appears in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management.” Transactions in the Company’s Securities by Participants—Last Two Years The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between March 23, 2016, and March 23, 2018. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, including issuances of restricted stock awards and restricted stock units and exercises of stock options granted under the 2013 Plan or the 2016 Plan. No part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name Transaction Date # of Shares/Units Transaction Description Robert B. Stewart, Jr. 8/1/2016 750,000 Issuance of stock options 8/3/2016 1,895 Sale of common stock 8/10/2016 1,732 Sale of common stock 2/3/2017 1,970 Forfeiture of common stock for taxes 2/10/2017 2,198 Forfeiture of common stock for taxes 3/15/2017 96,153 Issuance of stock options 3/15/2017 113,032 Issuance of stock options 9/15/2017 5,000 Purchase of common stock 1/2/2018 50,000 Issuance of stock options 2/10/2018 2,044 Forfeiture of common stock for taxes Clayton J. Haynes 5/20/2016 5,261 Forfeiture of common stock for taxes 8/1/2016 250,000 Issuance of stock options 11/21/2016 4,134 Forfeiture of common stock for taxes 3/15/2017 96,153 Issuance of stock options 3/15/2017 113,032 Issuance of stock options 5/21/2017 2,255 Forfeiture of common stock for taxes 9/15/2017 2,000 Purchase of common stock 11/20/2017 2,255 Forfeiture of common stock for taxes 1/2/2018 50,000 Issuance of stock options Edward J. Treska 8/1/2016 750,000 Issuance of stock options 11/20/2016 4,134 Forfeiture of common stock for taxes 3/15/2017 96,153 Issuance of stock options 3/15/2017 113,032 Issuance of stock options 9/15/2017 2,500 Purchase of common stock 1/2/2018 50,000 Issuance of stock options William S. Anderson 8/1/2016 50,000 Issuance of stock options 3/15/2017 54,299 Issuance of stock options Fred A. de Boom 8/1/2016 50,000 Issuance of stock options 3/15/2017 54,299 Issuance of stock options Edward W. Frykman 8/1/2016 50,000 Issuance of stock options 3/15/2017 54,299 Issuance of stock options G. Louis Graziadio, III 4/26/2016 10,000 Purchase of common stock 4/27/2016 10,000 Purchase of common stock 4/29/2016 10,000 Purchase of common stock 5/2/2016 8,200 Purchase of common stock 5/4/2016 27,000 Purchase of common stock 5/4/2016 7,740 Purchase of common stock 5/5/2016 9,362 Purchase of common stock 5/5/2016 9,362 Purchase of common stock 5/6/2016 4,900 Purchase of common stock 5/6/2016 4,900 Purchase of common stock 5/9/2016 16,502 Purchase of common stock 5/10/2016 7,301 Purchase of common stock 5/11/2016 9,000 Purchase of common stock 5/11/2016 5,701 Purchase of common stock 5/11/2016 15,000 Purchase of common stock 5/12/2016 30,500 Purchase of common stock

Name Transaction Date # of Shares/Units Transaction Description 5/12/2016 30,500 Purchase of common stock 5/13/2016 15,000 Purchase of common stock 5/13/2016 63,000 Purchase of common stock 5/13/2016 5,000 Purchase of common stock 5/13/2016 5,000 Purchase of common stock 5/16/2016 12,222 Purchase of common stock 5/16/2016 3,729 Purchase of common stock 5/16/2016 12,223 Purchase of common stock 5/19/2016 39,444 Purchase of common stock 5/19/2016 10,000 Purchase of common stock 5/19/2016 39,443 Purchase of common stock 5/19/2016 10,000 Purchase of common stock 8/1/2016 700,000 Issuance of stock options 8/1/2016 50,000 Issuance of stock options 8/5/2016 38,038 Purchase of common stock 8/8/2016 8,729 Purchase of common stock 8/26/2016 11,721 Purchase of common stock 8/26/2016 5,000 Purchase of common stock 8/26/2016 5,000 Purchase of common stock 8/26/2016 5,000 Purchase of common stock 8/26/2016 5,000 Purchase of common stock 8/26/2016 2,500 Purchase of common stock 8/26/2016 6,000 Purchase of common stock 8/30/2016 16,389 Purchase of common stock 8/30/2016 5,000 Purchase of common stock 8/30/2016 5,000 Purchase of common stock 8/30/2016 5,000 Purchase of common stock 8/30/2016 7,500 Purchase of common stock 3/15/2017 54,299 Issuance of stock options 5/8/2017 5,200 Purchase of common stock 5/8/2017 5,219 Purchase of common stock 5/9/2017 22,300 Purchase of common stock 5/9/2017 15,200 Purchase of common stock 5/9/2017 2,500 Purchase of common stock 5/11/2017 24,934 Purchase of common stock 5/11/2017 50,011 Purchase of common stock 5/11/2017 10,000 Purchase of common stock 5/11/2017 5,000 Purchase of common stock 5/11/2017 5,000 Purchase of common stock 5/11/2017 2,500 Purchase of common stock 8/22/2017 10,000 Purchase of common stock 8/23/2017 16,294 Purchase of common stock 8/23/2017 5,000 Purchase of common stock 8/24/2017 800 Purchase of common stock 8/25/2017 2,500 Purchase of common stock 8/28/2017 2,556 Purchase of common stock 8/29/2017 14,500 Purchase of common stock 8/29/2017 1,000 Purchase of common stock 8/29/2017 1,000 Purchase of common stock 8/29/2017 2,500 Purchase of common stock 9/1/2017 8,200 Purchase of common stock 9/13/2017 22,600 Purchase of common stock 9/13/2017 15,000 Purchase of common stock 9/15/2017 17,200 Purchase of common stock 9/15/2017 5,000 Purchase of common stock

Name Transaction Date # of Shares/Units Transaction Description 9/15/2017 10,700 Purchase of common stock 1/2/2018 250,000 Issuance of stock options 2/15/2018 10,000 Purchase of common stock 2/15/2018 10,000 Purchase of common stock 2/15/2018 5,000 Purchase of common stock 2/15/2018 5,000 Purchase of common stock 2/20/2018 3,000 Purchase of common stock 2/21/2018 3,900 Purchase of common stock 3/6/2018 2,000 Purchase of common stock 3/12/2018 4,000 Purchase of common stock 3/12/2018 6,500 Purchase of common stock 3/14/2018 7,000 Purchase of common stock 3/14/2018 10,600 Purchase of common stock Frank E. Walsh, III 4/7/2016 35,295 Issuance of stock options 4/25/2016 35,000 Purchase of common stock 5/4/2016 10,000 Purchase of common stock 5/4/2016 20,000 Purchase of common stock 5/4/2016 10,000 Purchase of common stock 5/5/2016 10,000 Purchase of common stock 5/5/2016 10,000 Purchase of common stock 5/5/2016 5,000 Purchase of common stock 5/17/2016 30,450 Purchase of common stock 5/18/2016 9,350 Purchase of common stock 5/18/2016 200 Purchase of common stock 5/19/2016 11,210 Purchase of common stock 5/19/2016 8,790 Purchase of common stock 6/9/2016 40,000 Purchase of common stock 6/16/2016 50,000 Purchase of common stock 8/1/2016 41,667 Issuance of stock options 11/18/2016 11,764 Exercise of stock options 3/10/2017 8,333 Exercise of stock options 3/13/2017 5,680 Purchase of common stock 3/13/2017 10,382 Purchase of common stock 3/13/2017 28,703 Purchase of common stock 3/14/2017 7,335 Purchase of common stock 3/15/2017 54,299 Issuance of stock options 4/10/2017 11,764 Exercise of stock options 6/9/2017 50,000 Issuance of stock options 8/31/2017 25,000 Purchase of common stock 9/15/2017 25,000 Purchase of common stock 11/15/2017 11,765 Exercise of stock options 1/2/2018 100,000 Issuance of stock options James F. Sanders 7/18/2017 70,175 Issuance of stock options 1/2/2018 50,000 Issuance of stock options Joseph E. Davis — — — Paul Falzone — — — Miscellaneous Information Concerning Participants Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the Company’s knowledge: § No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company. § No Participant beneficially owns, directly or indirectly, any securities of the Company or any parent or subsidiary of the Company. § No Participant owns any securities of the Company of record that such Participant does not own beneficially. § Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest. § No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. § No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies. § No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each director nominee, such nominee’s interest in election to the Board. * * *